Exhibit 99.2

PRESS RELEASE

POET HOLDINGS, INC. GROWS REVENUES BY 16% COMPARED TO Q4 2002. FURTHER IMPROVEMENTS IN OPERATING RESULTS. SMALLEST NET LOSS SINCE IPO.

HAMBURG, Germany — April 22, 2003: Poet Holdings, Inc. (Prime Standard, ISIN: US7304471094), a leading provider of comprehensive catalog infrastructure solutions, today announced financial results for the three month period ended March 31, 2003.

Revenues for the first quarter of fiscal 2003 increased 16%, to $1.9 million, as compared with revenues of $1.6 million for the quarter ended December 31, 2002. Revenues from the sale of products for the first quarter of fiscal 2003 increased 27% to $1.2 million as com-pared with product revenues of $1.0 million for the quarter ended December 31, 2002. Of total revenues, 86% were generated in Europe and 14% in other regions. Total costs and operating expenses decreased approximately $151,000, or 5%, to $2.9 million.

The operating loss for the first quarter of fiscal 2003 decreased 30% to $1.0 million as com-pared with an operating loss of $1.4 million in the quarter ended December 31, 2002. The net loss for the quarter ended March 31, 2003 was $638,000 or $0.06 per share, based on weighted average shares outstanding of approximately 10,916,000 compared to a net loss of $1.1 million, or $0.10 per share, for the quarter ended December 31, 2002, based on weighted average shares outstanding of approximately 10,893,000. Other income/expense contains a currency gain of $265,000 created from the appreciation of the Euro against the US-$.

Compared to the quarter ended March 31, 2002 overall revenues decreased by 12%, product revenues decreased by 13%, total costs and operating expenses decreased by 38%, the operating loss decreased by 61% and net loss decreased by 73%.

“We are very satisfied with our first quarter results. After bringing down our costs significantly we are again seeing revenue growth. We were able to win major new

PRESS RELEASE

customers for our catalog solutions in buyside, sellside and marketplace scenarios. ThyssenKrupp decided to use Poet for its corporate purchasing, IBX the leading market-place in the Nordics will use the Poet catalog solutions to deliver content to purchasing organizations like Volvo, SEB and Ericsson and on the sellside we were able to win IBM Germany as the first customer to our new Poet X-Solutions, the next generation of Poet’s catalog infrastructure solutions”, stated Jochen Witte, President and CEO.

The current quarter ended March 31, 2003 compares to the preceding quarter ended December 31, 2002 as follows: License revenues attributable to Poet eSupplier Solutions increased approximately $151,000, or 46%, to $477,000. License revenues attributable to Poet’s database product line, FastObjects, increased approximately $110,000, or 17%, to $746,000. Total service revenues remained approximately stable at $682,000.

The current quarter ended March 31, 2003 compares to last year’s quarter ended March 31, 2002 as follows: License revenues attributable to Poet eSupplier Solutions increased from approximately $281,000 by $196,000, or 70%. License revenues attributable to Poet’s database product line, FastObjects, decreased from approximately $1,129,000, by $383,000 or 34%. Total service revenues decreased from approximately $758,000 by $77,000, or 10%.

The Company had cash and cash equivalents of $10.9 million on March 31, 2003 and reinforces its projection to become cash-flow positive on a quarterly basis in the fourth quarter of 2003.

Further Information:
Poet Holdings, Inc.
Swantje Stoevhase
Wiesenkamp 22b
D-22359 Hamburg
Phone: +49 40 60990-0, Fax: +49 40 60990-114
investor@poet.com, www.poet.com

PRESS RELEASE

About Poet Holdings, Inc.

Poet Holdings, Inc. is a multinational provider of comprehensive catalog infrastructure solutions for B2B eCommerce and the Supplier Relationship Management. Leading buying organizations, suppliers and their resellers count on the Poet eSupplier Solutions product family to efficiently buy and sell their products online. Offering a unique self-service software for suppliers, the Company is the leading provider of catalog management solutions for electronic marketplaces.

The Company also develops and markets “FastObjects by Poet”, the award-winning object database designed for management of complex data in embedded systems and applications.

Poet Holdings, Inc. is headquartered in Hamburg (Germany) and maintains branch offices and strategic partners in Munich, Walldorf, Paris, Tokyo and Foster City (USA). The company is publicly traded on Frankfurt Stock Exchange under ISIN US7304471094. For more information, visit www.poet.com.

Note regarding forward-looking statements.

This press release contains forward-looking statements based on current expectations that involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for and market acceptance of products and services, development of markets for Poet Holdings, Inc. products and services, the U.S. and global economies, currency exchange fluctuations, revenue projections and other risks identified in Poet Holdings, Inc. SEC filings, including our report filed on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission (SEC). Due to these risks and uncertainties, Poet Holdings, Inc.’s actual results, events and performance may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Poet Holdings, Inc. undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The unaudited financial statements that follow should be read in conjunction with the notes set forth in Poet Holdings, Inc. Report on Form 10-K filed with the United States Securities and Exchange Commission.

PRESS RELEASE

POET HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	March 31	December 31,
	2003	2002

Assets
Current assets:
Cash and equivalents	$10.877	$9.055
Short term investments	—	2.981
Accounts receivable (net of allowances of $177 and 227 in 2003 and 2002)	1.602	1.532
Inventories and other current assets	290	269

Total current assets	12.769	13.837
Property, furniture and equipment, net	458	541
Other assets	1.154	834

Total assets	$14.381	$15.212

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$478	$513
Accrued liabilities	1.192	1.154
Restructuring accruals	442	725
Deferred revenue	426	419

Total current liabilities	2.538	2.811

Stockholders’ equity:
Preferred stock, $0.001 par value; 3,000,000 shares authorized; no shares outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized Shares outstanding: 2003 - 10,921,390 - 2002 - 10,893,646	11	11
Additional paid in capital	66.304	66.291
Deferred stock compensation	—	—
Accumulated deficit	(55.170)	(54.533)
Accumulated other comprehensive income	698	632

Total stockholders’ equity	11.843	12.401

Total liabilities and stockholders’ equity	$14.381	$15.212

PRESS RELEASE

POET HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	March 31
	2003	2002

Revenues:
Product	$1.223	$1.410
Consulting and training	360	328
Support and maintenance	321	430

Total revenues	1.904	2.168

Costs and operating expenses:
Cost of product	58	92
Cost of consulting and training	294	307
Cost of support and maintenance	203	364
Selling and marketing	1.105	2.302
Research and development	869	921
General and administrative	349	665
Restructuring Costs	—	—
Amortization of deferred stock compensation (*)	—	26

Total costs and operating expenses	2.878	4.677

Operating loss	(974)	(2.509)

Other income (expense):
Interest expense	(1)	(1)
Interest income and other, net	337	137

Total other income (expense), net	336	136

Loss before income taxes	(638)	(2.373)
Income tax expense	—	(26)

Net loss	$(638)	$(2.399)

Other comprehensive income (loss)	66	(77)

Comprehensive loss	$(572)	$(2.476)

Basic and diluted net loss per share	$(0,06)	$(0,22)

Shares used in computing basic and diluted net loss per share	10.916	10.877

(*) Amortization of deferred stock compensation
Cost of consulting and training	$—	$3
Cost of support and maintenance	—	1
Selling and marketing	—	11
Research and development	—	8
General and administrative	—	3

	$—	$26